UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  September 27, 2007

PLAYLOGIC ENTERTAINMENT, INC.
(Name of Small Business Issuer as specified in its charter)

Delaware	0-49649	23-3083371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Concertgebouwplein 13, 1071 ll Amsterdam, The Netherlands
(Address of principal executive offices and zip code)

Company’s telephone number, including area code: (011) 31-20-676-0304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

Playlogic Entertainment, Inc.announced it has signed a global publishers license for the PLAYSTATION®3 computer entertainment system. This official publisher agreement allows Playlogic to publish games for the PLAYSTATION®3 system in all territories worldwide.

“This is really great news for our company” Comments Executive VP Rogier W. Smit. He continues, “It’s an industry given that SCEA is representative of the highest standard in game publishing. To be able to develop and publish for this incredibly powerful and versatile machine will give us the opportunity to deliver the best in videogame entertainment.”

CTO Dominique Morel says, “Receiving this publishing agreement is both an honor and a responsibility. We have already been working hard with our teams mastering the skills and tools that will allow us to unleash PLAYSTATION®3 system’s amazing abilities and unprecedented power. The confidence given by Sony to our publishing efforts is already a fabulous reward for Playlogic. We will work hard to justify this publisher license and provide our end-users with fantastic games”.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1    Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

PLAYLOGIC ENTERTAINMENT, INC.

Date: September 27, 2007	By:	/s/ Willem M. Smit
Name: Willem M. Smit Title: President and Chief Executive Officer